Exhibit 99.1

NEWS RELEASE 08-010	Contacts:	Todd Hornbeck, CEO
Jim Harp, CFO
Hornbeck Offshore Services
985-727-6802

For Immediate Release		Ken Dennard, Managing Partner
DRG&E / 713-529-6600

HORNBECK OFFSHORE TO PRESENT AT

LEHMAN BROTHERS’ CEO ENERGY/POWER CONFERENCE

August 28, 2008 — Covington, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today that Todd M. Hornbeck, Chairman, President and Chief Executive Officer, and James O. Harp, Jr., Executive Vice President and Chief Financial Officer, will be participating in the Lehman Brothers CEO Energy/Power Conference being held September 2-4, 2008 at the Sheraton New York Hotel and Towers in New York City.

The Company’s presentation at the conference will be webcast live with an accompanying slideshow on Thursday, September 4, 2008 at 8:25 a.m. Eastern Time. To listen to the live audio webcast and to view Hornbeck’s slideshow, visit the Company’s website at http://www.hornbeckoffshore.com. A replay of this webcast and slideshow will be available on the Company’s website shortly after the presentation is concluded and will be archived for replay on the website for a period of 30 days.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and other select U.S. and international markets, and is a leading short-haul transporter of petroleum products through its coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S., the U.S. Gulf of Mexico, the Great Lakes and in Puerto Rico. Hornbeck Offshore currently owns a fleet of over 80 vessels primarily serving the energy industry.

103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006